Exhibit 99.1

Item 14. Other Expenses of Issuance and Distribution.

The expenses, other than underwriting discounts and commissions, to be incurred by Arizona Public Service Company (“APS”) relating to the offering of $100,000,000 principal amount of its 5.50% Notes due 2035 and $600,000,000 principal amount of its 6.25% Notes due 2056, under APS’s Registration Statement on Form S-3 (No. 333-277448-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated August 10, 2026 are estimated to be as follows:

Securities and Exchange Commission registration fee	$97,000
Printing, engraving, and postage expenses	$15,000
Legal fees and expenses	$9,500
Accounting fees and expenses	$75,000
Rating Agency fees	$1,600,000
Transfer Agent and Registrar, Trustee and Depository fees and expenses	$10,000
Blue Sky fees and expenses	$5,000
Total	$1,811,500